UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2007

                                    DVL, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     1-8356                    13-2892858
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

        70 East 55th Street, 7th Floor, New York, NY                10022
--------------------------------------------------------------------------------
        (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (212) 350-9900


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1) In connection with the development of the Property (as defined below), in August 2007, the Company's wholly owned subsidiary, DVL Kearny Holdings, LLC ("DVL Holdings") entered into a Construction Loan Agreement (the "Construction Loan Agreement") between CapMark Bank ("CapMark"), Urban Development Fund II, LLC ("Urban Fund") and Paramount Community Development Fund ("Paramount" and collectively with CapMark and Urban Fund, the "Lenders"). On October 24, 2006, the town of Kearny, New Jersey (the "Town"), approved a conditional agreement (the "Conditional Agreement") between the Company and the Town, pursuant to which the Town agreed to designate DVL (as defined below) as the conditional redeveloper of a portion of the Passaic Avenue Redevelopment Area located in the Town (such portion, the "Property"), a substantial portion of which Property is currently owned by DVL.

      Pursuant to the Construction Loan Agreement, the Lenders agreed to extend loans to DVL Holdings in the aggregate principal amount of up to $30.2 million (the "Loans") to finance construction, acquisition and other costs associated with the Property. The Loans are secured by a first lien on the Property and a first lien on the OutParcel (as defined below). The Loans mature in phases with a final maturity date of March 1, 2010. The Loans accrue interest at a rate per annum is equal to the 30 day libor rate plus the applicable margin, as defined. In the Initial Predevelopment Loan Phase (as defined in the Construction Loan Agreement), advances of $4,225 principal amount were made to DVL Holdings in August, 2007 and such advances currently accrue interest at a rate per annum equal to 2.50% over the 30 day LIBOR rate with interest payable monthly; provided, however, that in no event shall the aggregate principal amount of advances of the Loans during the Predevelopment Loan Phase exceed $6,600,000; and provided, that any such additional advances may only be used to pay interest on the Loans and to acquire a certain property adjacent to the Property (the "OutParcel"). At September 30, 2007 the applicable interest rate is 8.18%. The Initial Predevelopment Loan Phase expires on December 11, 2007. The principal amount of Loans made during the Predevelopment Loan Phase will mature on March 1, 2010; provided, however, that in the event that certain conditions are not satisfied by December 11, 2007 (including, without limitation, obtaining necessary approvals by the Town, the entering into a definitive redevelopment agreement and approval by the lenders of the final plans for the development of the Property), such loans will become due and payable on December 11, 2007. Although the Company believes that it is unlikely that such conditions will fail to be satisfied by December 11, 2007, in such event , the Company's inability to receive an extension of such date from the Lenders or its inability to refinance the Loans would have a material adverse effect on the Company's financial condition. Additional borrowings may be made from time to time in accordance with the terms of the Construction Loan Agreement based on satisfaction of certain conditions including acquisition of the OutParcel and the completion of certain phases of the construction of the Property. Any additional loans made pursuant to the Construction Loan Agreement accrue interest at a rate per annum equal to the 30 day libor rate plus the applicable margin, as defined. Principal plus accrued and unpaid interest are payable March 1, 2010 unless extended per the Construction Loan Agreement. Commencement of the Construction Loan Phase (as defined in the Construction Loan Agreement) is conditioned on submission by DVL Holdings of the final plans for the development of the Property and approval of such Plans by the Lenders. Events of Default (as defined in the Construction Loan Agreement) include, among other things, the failure of DVL Holdings to acquire the OutParcel within nine months after August 14, 2007 or the failure to commence construction by such date.

2) On October 31, 2007, DVL, Inc. ("DVL"), Professional Services Corporation ("PSC"), K.M. Realty Corporation ("KMR") and NPO Management, LLC ("NPO") entered into an Asset Servicing Extension Agreement ("Extension Agreement") to the Asset Servicing Agreement (the "Servicing Agreement") dated March 27, 1996. Although, the Servicing Agreement had previously been informally extended in [2001] under the same terms and conditions, the Extension Agreement formally extends the Servicing Agreement with an effective termination date of March 31, 2008. Certain affilates of DVL are affiliated with NPO as is fully disclosed in the Company's 10-KSB filed on April 2, 2007 and therefore have a material interest in the transactions that take place between the Company and NPO.

3) On August 10, 2007, DVL and Amtad Property, Inc. ("Amtad"), entered into the First Amendment to Lease ("First Amendment") to that certain Lease, dated as of November 7, 2002 (the "Existing Lease") whereby Amtad leases to DVL the premises located at Heron Tower, 70 East 55th Street, New York New York in the City, County and State of New York (the "Premises"). The First Amendment extends the term of the Existing Lease through March 31, 2015 ("Extended Term") from its prior expiration scheduled for termination on January 31, 2008. Through and including January 31, 2008, DVL's rent for the Premises is the same as set forth in the Existing Lease. Pursuant to the First Amendment, during the period commencing February 1, 2008, and ending on March 31, 2013, DVL's rent will be $386,172.00 per annum and during the period commencing on April 1, 2013 and ending on March 31, 2015, DVL's rent will be $408,888.00 per annum. At expiration of the Existing Lease, DVL will have the option to extend the lease for an additional period of five years which will commence on April 1, 2015 and end on March 31, 2020 provided among other things that the lease was not terminated and there was no monetary default or non-monetary Event of Default (as defined in the Existing Lease).

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DVL, Inc.


                                       By: /s/ Henry Swain
                                           ----------------------------------
                                           Name:  Henry Swain
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


Date: November 14, 2007